As filed with the Securities and Exchange Commission on April 18, 2023

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S‑3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERMOGENESIS HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	94-3018487 (I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(949) 753-0624
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________________

Jeffery Cauble

Chief Financial Officer

2711 Citrus Road

Rancho Cordova, California 95742

(916) 858-5100

(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

with a copy to:

Curt P. Creely, Esquire Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Phone: (813) 229-2300 Fax: (813) 221-4210

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2023

PROSPECTUS

3,010,087 Shares of Common Stock
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This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 3,010,087 shares of our common stock, par value $0.001 (“Common Stock”), consisting of (i) 263,806 shares of outstanding Common Stock, and (ii) 2,746,281 shares of Common Stock issuable upon conversion of our Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, as amended (the “Note”), issued by us to the selling stockholder.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholder.

The selling stockholder or its transferees, pledgees, assignees, or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 13 for more information about how the selling stockholder may sell or dispose of the shares of common stock.

Our common stock is traded on the Nasdaq Capital Market under the symbol “THMO.” On April 14, 2023, the closing price of one share of our common stock on the Nasdaq Capital Market was $2.43 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of this prospectus.

_______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________________

The date of this prospectus is          , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The selling stockholder named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” and the “Company” to refer to ThermoGenesis Holdings, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act”). We have tried, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “predict,” “seek,” “should,” “would,” “could,” “potential,” “ongoing,” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation:

●	the sufficiency and source of capital required to fund our operations and in furtherance of our business plan;
●	our ability to remain listed on Nasdaq Capital Market and remain in compliance with its listing standards;
●	the global perception of the clinical utility of banked cord blood and the amount of investment in research and development supporting clinical data for additional applications;
●	the success of any collaborative arrangements to commercialize our products;
●	our reliance on significant distributors or end users;
●	the availability and sufficiency of commercial scale manufacturing facilities and reliance on third-party contract manufacturers;
●	risks associated with launching our planned CDMO business;
●	our ability to protect our patents and trademarks in the U.S. and other countries; and
●	uncertainty regarding the impact of the COVID-19 pandemic on our business and operations.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” beginning on page 6 of this prospectus, and other factors detailed from time to time in our other filings with the SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.

Our Business

We develop and commercialize a range of automated technologies for cell-banking, cell-processing, and cell-based therapeutics. Since the 1990’s, we have been a pioneer in, and a leading provider of automated systems that isolate, purify and cryogenically store units of hematopoietic stem and progenitor cells for the cord blood banking industry. The Company was founded in 1986 and is incorporated in the State of Delaware and headquartered in Rancho Cordova, CA.

Medical Device Products for Automated Cell Processing

We provide the AutoXpress® and BioArchive® platforms for automated clinical bio-banking, PXP® platform for point-of-care cell-based therapies and the CAR-TXpress™ platform for large scale cell manufacturing services. All product lines are reporting as a single reporting segment in the financial statements.

Clinical Bio-Banking Applications:

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AXP® II Automated Cell Separation System – an automated, fully closed cell separation system for isolating stem and progenitor cells from umbilical cord blood, registered as a U.S. FDA 510(k) medical device.

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BioArchive® Automated Cryopreservation System – an automated, robotic, liquid nitrogen controlled-rate-freezing and cryogenic storage system for cord blood samples and cell therapeutic products used in clinical applications, registered as a U.S. FDA 510(k) medical device.

Point-of-Care Applications:

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PXP® Point-of-Care System – an automated, fully closed, sterile system allows for the rapid, automated processing of autologous peripheral blood or bone marrow aspirate derived stem cells at the point-of-care, such as surgical centers or clinics, registered as a U.S. FDA 510(k) medical device.

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PXP-LAVARE System – an automated, fully closed system that is designed to wash, re-suspend and volume reduce cell suspensions. It allows for volume manipulation, supernatant or media exchange, and cell washing to occur without comprising cell viabilities and maximizing recoveries, registered as a U.S. FDA 510(k) medical device.

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PXP-1000 System – an automated, fully closed system that provides fast, reproducible separation of multiple cellular components from blood with minimal red blood cell contamination, registered as a U.S. FDA 510(k) medical device.

Large Scale Cell Processing and Biomanufacturing:

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X-Series® Products for general laboratory use: X-Lab® for cell isolation, X-Wash® System for cell washing and reformulation, X-Mini® for high efficiency small scale cell purification, and X-BACS® System under development for large scale cell purification using our proprietary Buoyancy-Activated Cell Sorting (“BACS”) technology.

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CAR-TXpress™ Platform for Clinical Manufacturing – a modular designed, functionally closed manufacturing platform that addresses the critical unmet need for large scale cellular processing and chemistry, manufacturing and controls (“CMC”) needs for manufacturing cellular therapies, including CAR-T cell therapies.

Contract Development and Manufacturing Services for Cell and Cell-Based Gene Therapies

The Company plans to expand its business to include contract development and manufacturing services for cell and cell-based gene therapies. The Company is in the process building out the capabilities to become a world-class contract development and manufacturing organization (“CDMO”) for cell and cell-based gene therapies by partnering with Boyalife Genomics Tianjin Ltd., a China-based CDMO organization (“Boyalife Genomics”), to in-license certain know-how and other intellectual property from Boyalife Genomics. The Company is rolling out a new facility in the Sacramento metro area, containing a total of 12 class-7, ReadyStart cGMP Suites available for lease by early-stage life science and cell gene therapy companies. The ReadyStart Suites are located in a 35,500+ square foot cGMP facility that will meet the highest scientific, quality, and regulatory requirements. As of the date of this prospectus, the facility is expected to be available for customers in the second or third quarter of 2023. We intend to leverage our existing technology and combine it with the in-licensed technologies to develop a proprietary manufacturing platform for cell manufacturing activities.

We plan to develop and operate our planned CDMO business through a division named TG BiosynthesisTM. It is anticipated that TG Biosynthesis will provide high-quality development and manufacturing capabilities, cell and tissue processing development, quality systems, regulatory compliance, and other cell manufacturing solutions for clients with therapeutic candidates in various stages of development.

We believe that CDMO cell manufacturing services are becoming increasingly important for cell therapies to make their way through clinical trials. One of the major issues with moving cell therapy products from “bench to bedside” has been manufacturing bottlenecks. The heterogeneous nature of cell therapy products has introduced manufacturing complexity and regulatory concerns, as well as scale-up complexities that are not present within traditional pharmaceutical manufacturing. Additionally, establishing a manufacturing facility for cell therapies requires specific expertise and significant capital which can delay clinical trials. These factors often result in a significant number of cell therapy-based companies seeking CDMOs for their cell manufacturing needs. We believe that it can leverage its current proprietary automated and semi-automated cell processing technologies to more effectively develop CDMO capabilities.

In furtherance of our planned CDMO business, on March 24, 2022, we entered into a License and Technology Access Agreement with Boyalife Genomics (the “Boyalife License Agreement”). Boyalife Genomics is an affiliate of our Chairman and CEO, Dr. Chris Xu, and is a Tianjin, China-based cell manufacturing organization that has developed substantial manufacturing technology relating to cell manufacturing services. Under the terms of the Boyalife License Agreement, Boyalife Genomics granted the Company and its subsidiaries and affiliates a perpetual exclusive license in the United States to use Boyalife Genomics’ existing and future know-how and U.S. patents rights (if any) relating to cell manufacturing and related processes, including the right to sublicense such know-how and patent rights to our affiliates. Notwithstanding the foregoing exclusivity, Boyalife Genomics retains the right to use (but not license) the licensed intellectual property in the U.S. for its internal use in connection with the provision of products and services to third parties. In consideration of this license, we will, among other things, pay to Boyalife Genomics a running royalty of 7.5% of our annual net sales of products and services that are covered by one of more Boyalife Genomics’ granted U.S. patents and 5.0% of other products and services covered by the licensed intellectual property. The royalty will be payable on each licensed product or service for a period of 10 years from the first commercial sale of the product or service (or if patented, until the expiration of the applicable licensed patents), and the license will be royalty-free thereafter on such licensed product or service. The agreement also grants us a right of first refusal to purchase any cell manufacturing business or operation of Boyalife Genomics upon the same terms as any third-party offer to buy such business or operation.

The successful development and launch of TG Biosynthesis will require us to raise additional capital, acquire various equipment for the planned operations, hire certain personnel needed to launch the operation, and timely complete the build-out of our leased Sacramento facility. There is no assurance that we will be able to successfully obtain such additional capital resources, as such capital may not be available on reasonable terms, or available at all. We will need to hire, train, and retain additional employees who have experience in the cell manufacturing field in order for our CDMO business to be successful.

Corporate Information

We are a Delaware corporation and our corporate headquarters is located at 2711 Citrus Road, Rancho Cordova, California 95742. Our telephone number is (916) 858-5100. Our Internet website address is www.thermogenesis.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Convertible Note

We are a borrower under a credit facility (the “Credit Facility”) with Boyalife Group, Inc. (“Boyalife Group”), which is the selling stockholder under this prospectus and the lender under the Credit Facility. The Credit Facility was originally entered into on March 6, 2017, with Boyalife Investment Fund II, Inc., a predecessor-in-interest of Boyalife Group and the original lender under the Credit Facility. The Credit Facility is evidenced by a First Amended and Restated Revolving Credit Agreement, dated April 16, 2018, as amended by Amendment No. 1 thereto dated May 7, 2018, Amendment No. 2 thereto dated March 4, 2022, and Amendment No. 3 thereto dated March 6, 2022 (as amended, the “Restated Credit Agreement”), and a Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, as amended by Amendment No. 1 thereto dated March 4, 2022, and Amendment No. 2 thereto dated March 6, 2023 (as amended, the “Note”). The Restated Credit Agreement grants to our company the right to borrow up to $10 million from time to time from Boyalife Group. The outstanding principal balance under the Credit Facility as of April 11, 2023 is $7,278,000, with accrued but unpaid interest of $158,000 as of such date. The outstanding principal and interest under the Credit Facility will become due on December 31, 2023, and we do not anticipate borrowing any additional amounts under the Credit Facility prior to maturity.

The principal and interest under the Note is convertible into shares of Common Stock at the option of Boyalife Group at a conversion price equal to $2.65 as of April 11, 2023. If we in the future issues shares of Common Stock, or are deemed to issue shares of Common Stock, prior to the full payment or conversion of the Note for a price per share lower than the conversion price then in effect, the conversion price will be reduced to the price per share paid in the future issuance, with certain customary exceptions for equity plan issuances and issuances pursuant to certain strategic transactions. Notwithstanding the foregoing, if the Note is converted after the maturity date, the conversion price of the Note will be the lower of the foregoing conversion price or an amount equal to 90% of the average volume-weighted average price of our common stock during the 10 trading days immediately prior to the maturity date.

Boyalife Group is owned by and controlled by our Chairman and Chief Executive Officer, Xiaochun “Chris” Xu.

The Offering

The selling stockholder may offer and sell up to 3,010,087 shares of our Common Stock, consisting of (i) 263,806 shares of outstanding Common Stock held by the selling stockholder as of the date of this prospectus (which shares were issued pursuant to a prior partial conversion of the Note), and (ii) 2,746,281 shares of Common Stock issuable upon conversion of the outstanding principal amount of the Note (which amount was calculated based on the outstanding principal of the Note as of April 11, 2023, and does not include accrued but unpaid interest under the Note).

When we refer to the “selling stockholder” in this prospectus, we are referring to Boyalife Group, Inc. and its transferees, pledgees or donees, or its respective successors-in-interest, that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 30, 2023, and as further updated by our subsequent filings under the Exchange Act. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.

Risks Related to the Offering

Sales of substantial amounts of our Common Stock by the selling stockholder, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

The sale by the selling stockholder of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the selling stockholder may sell all or a portion of its shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of the shares of Common Stock offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our charter provides that we may issue up to 350,000,000 shares of common stock, $0.001 par value, up to 100,000,000 shares of Class B common stock, $0.001 par value, and up to 2,000,000 shares of preferred stock, $0.001 par value. As of April 11, 2023, there were 1,535,869 shares of our common stock issued and outstanding and no shares of our Class B common stock or preferred stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of our stockholders, except matters that relate only to any outstanding series of preferred stock that the Company may designate in the future. No holder has any cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably, on a share-for-share basis as if all shares of common stock and Class B common stock were of a single class, those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds; provided, however, that any dividends payable in shares of common stock or Class B common stock (or payable in rights to subscribe for or to purchase shares of common stock or Class B common stock) shall be declared and paid at the same rate on each class of common stock, and Class B common stock and any dividends payable in shares of common stock (or payable in rights to subscribe for or to purchase shares of common stock) shall only be paid to holders of common stock and dividends payable in shares of Class B common stock (or rights to subscribe for or to purchase shares of Class B common stock) shall only be paid to holders of Class B common stock.

In the event of liquidation, dissolution or winding up of the Company, holders of common stock will be entitled to share ratably, on a share-for-share basis as if all shares of common stock and Class B common stock were of a single class, in the net assets legally available for distribution to stockholders after the payment of all of the debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Class B Common Stock

Except as otherwise required by law, the holders of Class B common stock shall not be entitled to vote on any matter submitted to a vote of our stockholders.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class B common stock are entitled to receive ratably, on a share-for-share basis as if all shares of Class B common stock and common stock were of a single class, those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds; provided, however, that any dividends payable in shares of Class B common stock or common stock (or payable in rights to subscribe for or to purchase shares of Class B common stock or common stock) shall be declared and paid at the same rate on each class of Class B common stock and common stock, and any dividends payable in shares of common stock (or payable in rights to subscribe for or to purchase shares of common stock) shall only be paid to holders of common stock and dividends payable in shares of Class B common stock (or rights to subscribe for or to purchase shares of Class B common stock) shall only be paid to holders of Class B common stock.

In the event of liquidation, dissolution or winding up of the Company, holders of Class B common stock will be entitled to share ratably, on a share-for-share basis as if all shares of Class B common stock and common stock were of a single class, in the net assets legally available for distribution to stockholders after the payment of all of the debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of Class B common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Class B common stock.  The rights, preferences, and privileges of the holders of Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

We may, from time to time, issue preferred stock with the rights, preferences and privileges established by the Company’s board of directors.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and our charter and bylaws contain provisions that could make the following transactions more difficult:

●	acquisition of us by means of a tender offer;
●	acquisition of us by means of a proxy contest or otherwise; or
●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

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Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

●	Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by the board of directors.

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Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

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Board of Directors Vacancies. Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by vote of a majority of the remaining directors. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

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Board of Directors Size. Under our bylaws, the board of directors has the power to set the size of the board. The ability to increase or decrease the size of the board in conjunction with the other provisions above could make it more difficult for a third party to acquire control of the Company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;
●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “THMO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC, 350 Indiana Street, Suite 750, Golden, CO 80401.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the selling stockholder of up to 3,010,087 shares of our Common Stock, consisting of (i) 263,806 shares of outstanding Common Stock held by the selling stockholder as of the date of this prospectus, and (ii) 2,746,281 shares of Common Stock issuable upon conversion of the Note. See “Prospectus Summary—Convertible Note” for additional information. We are registering the offer and sale by the selling stockholder of the shares of our Common Stock covered by this prospectus to permit the selling stockholder to offer the shares of Common Stock for resale from time to time.

We will pay certain expenses of the registration of the shares offered hereby, including the SEC filing fees. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of our Common Stock will be borne by the selling stockholder.

The selling stockholder does not have nor within the past three years has had any material relationship with us or any of our affiliates other than in connection with the following transactions:

(a)         The above-described Credit Facility, Note and Restated Credit Agreement.

(b)         Xiaochun “Chris” Xu (“Dr. Xu”), our Chief Executive Officer and Chairman of the Board of Directors, is the sole owner, director, and officer of the selling stockholder.

(c)         Boyalife Genomics, an affiliate of the selling stockholder, is a party of the Boyalife License Agreement with our company. Also, on March 24, 2022, we entered into a five year Lease Agreement with Z3 Investment LLC, an affiliate of the selling stockholder, beginning April 1, 2022, for approximately 35,000 square feet of laboratory and office space in Rancho Cordova, California to house our planned CDMO business. Under the terms of the agreement, monthly rent is $46,000 per month for the first six months, then increasing to $104,000 per month (with a 4% annual increase) thereafter. Additionally, under the lease we will pay all operating expenses as they become due, estimated to be approximately $5,000 per month. We have the option to renew the lease for two 5-year periods.

(d)         We are a party to a First Amended and Restated Nomination and Voting Agreement, dated April 16, 2018 (the “Restated Nomination Agreement”), with Boyalife Asset Holding II, Inc., an affiliate of the stockholder (“Boyalife Asset Holding”). The Restated Nomination Agreement provides that Boyalife Asset Holding has the right to designate a number of directors of our company that is in proportion to the “Boyalife Ownership Percentage”, which is Boyalife Asset Holdings’ and its affiliates’ (including the selling stockholder) combined percentage ownership of outstanding Common Stock, treating as outstanding any shares of Common Stock underlying convertible securities that are immediately exercisable by Boyalife Asset Holding and its affiliates (including under the Note) without any further payment (the “Boyalife Ownership Percentage”). The Restated Nomination Agreement will terminate according to its terms when and if the Boyalife Ownership Percentage falls below 20%.

We do not know when or in what amounts the selling stockholder may offer and sell the shares of our Common Stock listed in the table below. The selling stockholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. For purposes of presenting information in the table below, however, we have assumed that the selling stockholder will offer and sell all of the shares of Common Stock covered by this prospectus.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 1,535,869 shares of Common Stock issued and outstanding as of April 11, 2023. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholder the right to acquire common stock within 60 days of April 11, 2023. Information in the table below is based on information provided to us by the selling stockholder and is accurate to the best of our knowledge as of the date of this prospectus.

	Shares Beneficially Owned Before the Offering and After the Offering
Name beneficial owner	Shares Beneficially Owned Before the Offering(1)	Percentage of Shares Beneficially Owned	Number of Shares That May be Sold in the Offering	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Boyalife Group Inc. (2)	3,078,819	71%	3,010,087	68,732	1.6%

(1)

Consists of 2,805,904 shares of Common Stock issuable pursuant to the Note (of which only 2,746,281 shares may be sold hereunder), and 272,915 shares of Common Stock owned by the selling stockholder (of which only 263,806 may be sold hereunder). The address of the selling stockholder is 2711 Citrus Road, Rancho Cordova, California 95742.

(2)	As the sole owner, director, and officer of the selling stockholder, Dr. Xu may be deemed to be the beneficial owner of the Shares.

PLAN OF DISTRIBUTION

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the selling stockholder may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling stockholder (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We have not entered into a registration rights agreement or similar agreement with the selling stockholder requiring us to register the resale of the shares offered under this prospectus. However, the Company will pay certain fees and expenses incurred by the Company incident to the registration of the securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

In connection with the offering contemplated by this prospectus, the selling stockholder has entered into a Lock-Up Agreement with the Company, pursuant to which the selling stockholder has agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, offer or agree to sell, the shares of Common Stock being registered hereunder, for a period of six (6) months following the effective date of this registration statement.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.thermogenesis.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2023, February 6, 2023, February 27, 2023, March 10, 2023, and March 21, 2023;

●	Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2022; and

●	The description of our common stock in Exhibit 4.4 of our Form 10-K filed on March 30, 2023, including any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

ThermoGenesis Holdings, Inc.

2711 Citrus Road

Rancho Cordova, CA 95742

(916) 858-5100
Attention: Corporate Secretary

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with this offering. All expenses incurred with respect to the registration of the common stock will be borne by the Company. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$760
Printing expenses*	$1,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$15,000
Total	$26,760

* Estimated solely for purposes of this Item. Actual expenses may vary.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”) enables a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), contains such a provision.

In addition, Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses (including attorneys’ fees) that he or she actually and reasonably incurred.

The Company’s Certificate of Incorporation and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the Delaware Law.

ITEM 16.         EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description
3.1

Amended and Restated Certificate of Incorporation of ThermoGenesis Holdings, Inc. dated as of July 5, 2020, as amended December 21, 2022, incorporated by reference to Exhibit 3.1 to Form 10-K filed March 30, 2023.

3.2	Amended and Restated Bylaws of ThermoGenesis Holdings, Inc., incorporated by reference to Exhibit 3.2 to Form 8-K filed with the SEC on March 10, 2023.

4.1

Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, issued by Cesca Therapeutics Inc. to Boyalife Asset Holding II, Inc., incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on April 18, 2018.

4.2

Amendment No. 1, dated March 4, 2022, to Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, issued by ThermoGenesis Holdings, Inc. to Boyalife Group, Inc., incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on March 8, 2022.

4.3

Amendment No. 2 to Second Amended and Restated Convertible Promissory Note, dated March 6, 2023, between ThermoGenesis Holdings, Inc. and Boyalife Group Inc., incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on March 10, 2023.

5.1	Opinion of Foley & Lardner LLP.

10.1

First Amended and Restated Revolving Credit Agreement, dated April 16, 2018, between Cesca Therapeutics Inc. and Boyalife Asset Holding II, Inc., incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on April 18, 2018.

10.2

Amendment No. 1 to First Amended and Restated Revolving Credit Agreement, dated May 7, 2018, between Cesca Therapeutics Inc. and Boyalife Asset Holding II, Inc., incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on May 7, 2018.

10.3

Amendment No. 2 to First Amended and Restated Revolving Credit Agreement, dated March 4, 2022, between ThermoGenesis Holdings, Inc. and Boyalife Group, Inc., incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on March 8, 2022.

10.4

Amendment No. 3 to First Amended and Restated Revolving Credit Agreement, dated March 6, 2023, between ThermoGenesis Holdings, Inc. and Boyalife Group, Inc., incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on March 10, 2023.

10.5	Lockup Agreement

23.1	Consent of Marcum LLP.

23.3	Consent of Foley & Lardner LLP (filed as part of Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

107	Filing Fee Table.

ITEM 17.          UNDERTAKINGS

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the undersigned registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on April 18, 2023.

THERMOGENESIS HOLDINGS, INC.

By:	/s/ Xiaochun (Chris) Xu, Ph.D.
Xiaochun (Chris) Xu, Ph.D.
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Xiaochun Xu and Jeffery Cauble and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on April 18, 2023 in the capacities indicated.

Signature	Title

/s/ Xiaochun Xu Xiaochun Xu	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jeffery Cauble Jeffery Cauble	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Russell Medford Russell Medford	Director

/s/ Joseph Thomis Joseph Thomis	Director

/s/ Vivian Liu Vivian Liu	Director

/s/ Haihong Zhu Haihong Zhu	Director

S-1